Exhibit 5.1

December 28 2012

Glowpoint, Inc.
430 Mountain Ave., Suite 301
Murray Hill, New Jersey 07974

Ladies and Gentlemen:

We have acted as counsel to Glowpoint, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), the following:

    (i)    common stock, $0.0001 par value per share (the “Common Stock”);

    (ii)    preferred stock, $0.0001 par value per share (the “Preferred Stock”);

    (iii)    warrants to purchase Common Stock or Preferred Stock (the “Warrants”); and

    (iv)    any combination of the above, separately or as units (the “Units”).

some or all of which may be issued by the Company from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, at an aggregate public offering price to be determined at the time of any such issuance.  Additionally, the Registration Statement relates to the offering from time to time, pursuant to Rule 415 under the Securities Act, by certain selling stockholders of 2,941,329 shares of Common Stock (the “Selling Stockholders Shares”) pursuant to (a) that certain registration rights agreement by and among the Company and certain selling stockholders  and (b) a stock purchase and registration rights agreement between the Company and Escalate Capital Partners SBIC I, L.P.  The Common Stock, the Preferred Stock, the Warrants and the Units are collectively referred to herein as the “Offered Securities.”

Warrants may be issued pursuant to a Warrant Agreement (the “Warrant Agreement”) between the Company and a bank or trust company as warrant agent (the “Warrant Agent”).  The Units may be issued pursuant to a Unit Agreement (the “Unit Agreement”) between the Company and a third party to be identified therein as the unit agent (the “Unit Agent”).

In connection with this opinion, we have examined the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, both as currently in effect, certain resolutions adopted on December 27, 2012 by the Company’s Board of Directors (the “Board of Directors”) relating to the registration of the Offered Securities and such other documents or records of the corporate proceedings of the Company as we have deemed relevant, and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

Based upon the foregoing, we are of the opinion:

    1. With respect to the Common Stock, including those duly issued upon due conversion, exchange or exercise of any Preferred Stock, Warrants or Units, when (i) specifically authorized for issuance by the Board of Directors or an authorized committee thereof (the “Common Stock Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the Common Stock have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Common Stock has been issued and sold as contemplated by the Registration Statement, and (v) the Company has received the consideration provided for in the Common Stock Authorizing Resolutions, the Common Stock will be validly issued, fully paid and non-assessable.

    2. The Selling Stockholders Shares to be offered by the selling stockholders are currently validly issued, fully paid and non-assessable shares of Common Stock of the Company.

    3. With respect to the Preferred Stock, including those duly issued upon due conversion, exchange or exercise of any Warrants or Units, when (i) specifically authorized for issuance by the Board of Directors or an authorized committee thereof (the “Preferred Stock Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) appropriate Certificate or Certificates of Designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted and filed with the Secretary of State of the State of Delaware, (iv) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for in the Preferred Stock Authorizing Resolutions, such Preferred Stock will be validly issued, fully paid, and non-assessable.

    4. With respect to the Warrants, including those duly issued upon due conversion, exchange or exercise of any Preferred Stock or Units, when (i) specifically authorized for issuance by the Board of Directors or an authorized committee thereof (the “Warrants Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) any Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered, (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Warrants have been duly executed and countersigned in accordance with the applicable Warrant Agreement and issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for in the Warrants Authorizing Resolutions, the Warrants (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all the necessary corporation action) will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

    5. With respect to the Units, including those duly issued upon due conversion, exchange or exercise of any Preferred Stock or Warrants, when (i) specifically authorized for issuance by the Board of Directors or an authorized committee thereof (the “Units Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) any Unit Agreement relating to the Units has been duly authorized, executed, and delivered, (iv) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Units have been duly executed and countersigned in accordance with the applicable Unit Agreement and issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for in the Units Authorizing Resolutions, the Units (assuming the constituent securities of the Units have been duly authorized and reserved for issuance by all necessary corporate action) will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible and we have assumed that any Warrant Agreement will be duly authorized, executed, and delivered by the Warrant Agent thereunder and any Unit Agreement will be duly authorized, executed, and delivered by the Unit Agent thereunder, assumptions which we have not independently verified.

It is understood that this opinion is to be used only in connection with the offer and sale of Common Stock, Preferred Stock, Warrants and Units while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement.

Very truly yours,

/s/Thompson Hine LLP
Thompson Hine LLP